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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2003 with respect to the financial statements and schedule of Axon Instruments, Inc. included in the Joint Proxy Statement of Molecular Devices Corporation and Axon Instruments, Inc. that is made part of the Registration Statement (Form S-4) and related Prospectus of Molecular Devices Corporation dated April 28, 2004.


                                                /s/ Ernst & Young LLP

Palo Alto, California
April 25, 2004